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                                                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We consent to the incorporation by reference in the Registration Statement of SPS Technologies, Inc. and Subsidiaries on Form S-8 (Registration No. 33- 23778) and Post Effective Amendments to the Registration on Form S-8 (Registration Nos. 2-64082, 2-90908 and 33-51827) of our report dated March 2, 1994, except as to Note 12 for which the date is March 21, 1994, which includes an explanatory paragraph relating to the Company changing its method of accounting for income taxes and postretirement benefits other than pensions in the year ended December 31, 1992, on our audits of the consolidated financial statements and financial statement schedules of SPS Technologies, Inc. and Subsidiaries as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, which report is included in this Annual Report on Form 10-K.



                                             /s/ COOPERS & LYBRAND
                                             ----------------------
                                                 COOPERS & LYBRAND

   2400 Eleven Penn Center
   Philadelphia, Pennsylvania 19103
   March 28, 1994
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